UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 or 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 25, 2013

Facebook, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	001- 35551	20-1665019
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1601 Willow Road Menlo Park, California	94025
(Address of Principal Executive Offices)	(Zip Code)

(650) 543-4800

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.

On May 1, 2013, Facebook, Inc. (“Facebook”) issued a press release and will hold a conference call regarding its financial results for the quarter ended March 31, 2013. A copy of the press release is furnished as Exhibit 99.1 to this report.

The information furnished with this report, including Exhibit 99.1, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any other filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Facebook is making reference to non-GAAP financial information in both the press release and the conference call. A reconciliation of these non-GAAP financial measures to the nearest comparable GAAP financial measures is contained in the attached press release.

Facebook intends to use the investor.fb.com website as a means of disclosing material non-public information and for complying with its disclosure obligations under Regulation FD.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 25, 2013, David M. Spillane, the Chief Accounting Officer of Facebook, communicated his intention to leave the company, and Jas Athwal was appointed to the role of Chief Accounting Officer of Facebook. Mr. Athwal’s appointment will be effective May 10, 2013.

Mr. Athwal has served as Facebook’s revenue controller since he joined the company in 2008. Mr. Athwal holds a B.S. in Business Administration, with a concentration in accounting, from San Jose State University.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Exhibit Title or Description

99.1	Press release dated May 1, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FACEBOOK, INC.

Date: May 1, 2013	By:	/s/ Theodore W. Ullyot
Name: Theodore W. Ullyot
Title: Vice President, General Counsel, and Secretary

Exhibit Index

Exhibit Number	Exhibit Title or Description

99.1	Press release dated May 1, 2013